EXHIBIT 99.1

PERRIGO REPORTS SECOND QUARTER FISCAL YEAR 2022 FINANCIAL RESULTS FROM CONTINUING OPERATIONS

Second Quarter 2022 Highlights:

•Perrigo achieved second quarter net sales of $1.1 billion, an increase of 14.3%, or 20.2% excluding the impact of currency translation, versus the prior year quarter. Organic(1) net sales increased 17.2%, driven by continued strong global demand for the Company's consumer self-care products.
•Perrigo second quarter reported gross margin was 33.2%. Second quarter adjusted gross margin was 36.5%, an increase of 310 basis points sequentially compared to the first quarter 2022, while down 190 basis points compared to the prior year quarter.

•Consumer Self-Care Americas (CSCA) second quarter reported gross margin was 26.4%. Second quarter adjusted gross margin was 27.9%, an increase of 290 basis points sequentially compared to the first quarter 2022, including an 80 basis points benefit from the acquisition of Héra SAS (“HRA Pharma” or "HRA"). CSCA adjusted gross margin was down 380 basis points compared to the prior year quarter.

•Reported net earnings (loss) per diluted share ("EPS") for the second quarter of 2022 was a loss of ($0.48), as compared to a loss of ($0.84) in the prior year quarter.

•Adjusted diluted EPS for the second quarter of 2022 was $0.43 per diluted share, as compared to $0.50 per diluted share in the prior year quarter. Constant currency adjusted EPS for the quarter was $0.49 per diluted share.

•Submitted Opill® application to the United States Food and Drug Administration (FDA) for the first-ever over-the-counter (OTC) birth control pill in the U.S.; initiated U.S. nationwide launch of NasonexTM 24HR, the Company's first branded Rx-to-OTC switch.

•Increases fiscal 2022 organic net sales growth range outlook to 9.0%-10.0% from 8.0%-9.0% versus the prior year, due to continued strong global consumer demand; reaffirms fiscal 2022 total net sales growth range outlook of 8.5%-9.5% as the organic net sales growth range outlook increase is expected to be offset by the worsening impact of currency translation.

•Expects to achieve constant currency adjusted EPS range outlook of $2.40-$2.50 per diluted share, in line with guidance provided on March 1, 2022; updates adjusted EPS range outlook to $2.25-$2.35 from $2.30-$2.40, due entirely to the worsening impact of currency translation.

First Half 2022 Highlights:

•Perrigo net sales for the first half of 2022 were $2.2 billion, an increase of 10.3%, or 14.9% excluding the impact of currency translation, versus the prior year period. Organic net sales increased 13.3%.

•CSCA first half net sales of $1.4 billion grew 13.9% compared to the prior year period, with organic growth of 15.8%; Consumer Self-Care International (CSCI) first half net sales of $758 million grew 4.1%, or 16.7% excluding the impact of currency translation, versus the prior year period, with organic growth of 9.1%.

•Reported EPS for the first half of 2022 was a loss of ($0.49), as compared to a loss of ($0.82) in the prior year period.

•Adjusted diluted EPS for the first half of 2022 was $0.76, as compared to $1.00 in the prior year period. Constant currency EPS was $0.89.

(1) See attached Appendix for details. Organic net sales growth excludes the effects of acquisitions and divestitures and the impact of currency.

(2) In addition to other non-GAAP adjustments as described in the attached appendix, adjusted profit measures, including adjusted EPS and adjusted operating income, exclude from Q1 and Q2 2021 certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs are either covered by the transition services agreement or have been eliminated following closing. We do not believe such operational costs are representative of the future expenses of our continuing operations. See attached appendix for additional details.

Dublin, Ireland - August 9, 2022 - Perrigo Company plc (NYSE: PRGO) (“Perrigo” or the “Company”), a leading provider of Consumer Self-Care Products, today announced financial results for the second quarter ended July 2, 2022. All comparisons are against the prior year fiscal second quarter, unless otherwise noted.

President and CEO, Murray S. Kessler commented, “This was a truly remarkable quarter for the Perrigo team. During the quarter: we closed the HRA transaction, closed on $2.6 billion senior secured credit facilities, received FDA approval for and launched the Company’s first led Rx-to-OTC switch of NasonexTM 24HR, filed with the FDA for the first ever Rx-to-OTC switch for a daily birth control pill, and worked around the clock at our infant formula facilities to help mitigate the shortage in the United States - all the while delivering a constant currency 20% increase in net sales and a 310 basis points sequential improvement in our consolidated adjusted gross margin. All of this was achieved despite a dynamic external environment, including severe inflationary headwinds. I couldn’t be prouder of the performance of my Perrigo colleagues as our self-care strategy is being executed with excellence."

Kessler continued, "While we remain certain that the self-care strategy is the correct approach and we are executing well against it, we recognize that the macro-economic environment has and will continue to present significant headwinds in the near-term. Based on the strong performance of the business, as evident in continued strong demand, increased organic net sales outlook and sequentially improving margins, we expect to cover incremental headwind costs with the exception of the massive negative impact from foreign currency exchange. We continue to be excited about our future and look forward to delivering double-digit top and bottom line growth over the next few years as we 'Optimize and Accelerate' the newly transformed Perrigo Consumer Self-Care Company.”

Refer to Tables I - VI at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Global Reporting Category Updates

As a result of the completed acquisition of HRA, the Company has updated its global reporting categories beginning in the second quarter of 2022 as follows:

•The creation of a new "Women's Health" reporting category, comprised of the women's health portfolio of HRA, including ellaOne® and Hana®, in addition to legacy Perrigo women's health products, including feminine hygiene and pregnancy products.
•The creation of a new "Skin Care" reporting category, comprised of Compeed®, Mederma®, and all of the products in the legacy Perrigo "Skincare and Personal Hygiene" category except for legacy Perrigo women's health products.
•The "Other" category now includes the HRA Rare Diseases business.

These product category updates have been adjusted retrospectively to reflect this change. These updates have no impact on the Company's historical consolidated financial position, results of operations, or cash flows.

Second Quarter 2022 Perrigo Results from Continuing Operations

Perrigo net sales for the second quarter were $1.1 billion, an increase of $141 million or 14.3%, including a positive impact of 6.8 percentage points from acquisitions, and negative impacts of 5.9 percentage points and 3.8 percentage points from adverse currency translation and divested businesses, respectively. Organic net sales increased 17.2%.

Net sales were driven by 1) $65 million in constant currency net sales from the April 29, 2022 closing of the acquisition of HRA, 2) higher global incidences of cough/cold and flu-like illnesses, including COVID-19, leading to an increase of $72 million in cough/cold-related sales that benefited the Upper Respiratory and Pain and Sleep Aids categories, 3) contract manufacturing sales to the divested RX business of $38 million, and 4) strong growth of $29 million in the Nutrition category stemming from store brand infant formula share gains amid a national brand recall. These drivers also benefited from increased pricing across both Consumer Self-Care segments, strong e-commerce growth and new product sales. These increases were partially offset by 1) the impact of adverse currency translation of $58 million, and 2) $30 million from divested businesses.
Second quarter reported operating loss was $7 million, compared to an operating loss of $126 million in the prior year period, due primarily to the absence of $159 million of prior year impairment charges related to the divested Latin American businesses. Adjusted operating income decreased $1 million, or 0.9%, to $116 million. Constant currency adjusted operating income increased 7.9% driven by 1) higher gross profit flow-through resulting from higher volumes and increased pricing, 2) the addition of HRA, and 3) cost savings from Project Momentum. These factors were partially offset by 1) $39 million in cost headwinds, including cost of goods sold inflation, increased freight expenses and lower plant productivity stemming from a tight labor market, and 2) higher operating expenses, driven primarily by the inclusion of HRA, in addition to higher employee and distribution costs compared to the prior year.

Reported net loss was $65 million, or $0.48 per diluted share, compared to reported net loss of $112 million, or $0.84 per diluted share, in the prior year period. Excluding certain charges as outlined in Table I, second quarter 2022 adjusted net income was $59 million, or $0.43 per diluted share, compared to $68 million, or $0.50 per diluted share, in the prior year. Constant currency EPS for the quarter was $0.49.

(3) Cough/cold-related net sales includes the cough/cold sub-category within Upper Respiratory and the adult and children's analgesics sub-categories within the Pain and Sleep Aids category.

Second Quarter 2022 Business Segment Results from Continuing Operations

Consumer Self-Care Americas Segment

CSCA second quarter net sales of $728 million increased $106 million, or 17.0%, including a positive impact of 1.6 percentage points from acquisitions, and a negative impact of 5.8 percentage points from divested businesses. Organic net sales growth was 21.2%. Primary category drivers are provided below.

Upper Respiratory
Net sales of $146 million increased 38.6% due primarily to higher incidences of cough/cold and flu-like illnesses, including COVID-19, that led to strong demand, online and in-store, for cough/cold-related products. Sales of allergy products were higher, despite lower levels of incidence compared to the year ago period, due primarily to increased promotions at a particular customer.

Digestive Health
Net sales of $125 million increased 8.8% due primarily to growth in store brand proton pump inhibitor products, including the store brand versions of Esomeprazole and Omeprazole, driven by share gains, in addition to growth in store brand versions of Famotidine.

Nutrition
Net sales of $125 million increased 30.6% due primarily to strong growth in infant formula stemming from store brand share gains, due in part to new product launches and a national brand recall, as well as third-party contract sales. Continued growth in the oral electrolytes business also contributed to the quarter.

Pain & Sleep-Aids
Net sales of $103 million increased 14.8% due primarily to strong demand, online and in-store, for analgesics products stemming from higher incidences of cough/cold and flu-like illnesses, including COVID-19.

Oral Care
Net sales of $77 million increased 1.2% due primarily to sales of store brand products, particularly non-power toothbrushes, mostly offset by a decline in branded offerings stemming from delayed receipt of products manufactured outside the U.S., leading to unfulfilled customer orders.

Healthy Lifestyle
Net sales of $67 million increased 4.0% due primarily to increased distribution of store brand smoking cessation products, partially offset by the discontinuation of diabetes products.

Skin Care
Net sales of $49 million increased 3.2% due primarily to the addition of HRA brands, including Mederma® and Compeed®, partially offset by the divested ScarAway® brand asset and discontinued product in non-strategic category segments.

Women's Health

Net sales of $12 million increased 48.1% due primarily to the addition of HRA brands, including ella®.
Vitamins, Minerals, and Supplements ("VMS") and Other
Net sales of $25 million increased 17.0% due primarily to contract manufacturing sales to the divested RX business in the Other category.

Reported operating income was $86 million in the quarter compared to an operating loss of $72 million in the prior year period, due primarily to the absence of $159 million of prior year impairment charges related to the divested Latin American businesses. Adjusted operating income decreased $2 million to $105 million due primarily to 1) cost headwinds, including cost of goods sold inflation and increased freight expenses, 2) lower plant productivity, including reduced volumes due to a tight labor market, 3) the impact of divestitures, and 4) higher operating expenses to support net sales growth. These factors were mostly offset by higher gross profit flow-through resulting from higher net sales growth and the addition of HRA.

Consumer Self-Care International Segment

CSCI net sales of $394 million increased $35 million, or 9.7%, including a positive impact of 15.2 percentage points from acquisitions, partially offset by negative impacts of 16.1 percentage points and 0.9 percentage points from currency translation and lower sales in Ukraine and Russia, respectively. Organic net sales growth was 10.6%. Primary category drivers are provided below.

Skin Care
Net sales of $120 million increased 21.9%, or an increase of 43.0% excluding the impact from currency translation, driven primarily by the addition of HRA brands, including Compeed®, strong performance in the Sebamed and ACO skincare lines, and increased net sales of anti-parasite offerings, due to the easing of COVID-19-related restrictions. These benefits were partially offset by lower sales in Ukraine and Russia.

Upper Respiratory
Net sales of $60 million increased 41.0%, or 59.0% excluding the impact of currency, as the higher incidences of cough/cold and flu-like illnesses, including COVID-19, led to strong demand for cough/cold products, including Bronchonolo, Bronchostop and Coldrex and U.K. store brands. In addition, a relatively stronger hayfever season drove net sales performance of allergy products, particularly the Beconase brand in the U.K.

VMS
Net sales of $48 million decreased 11.9%, or 0.4% excluding the impact of currency, due primarily to lower overall category consumption and lower sales of the probiotic brand Probify in certain geographies, partially offset by the restocking of the Abtei brand in Germany following the third quarter 2021 recall of certain batches.

Pain & Sleep-Aids
Net sales of $49 million increased 0.4%, or 12.8% excluding the impact of currency, due primarily to higher demand for Solpadeine, a paracetamol-based analgesics product, as well as an increase in U.K. store brand consumption within the category. These increases were driven primarily by strong demand for analgesics products stemming from higher incidences of cough/cold and flu-like illnesses, including COVID-19.

Healthy Lifestyle

Net sales of $39 million decreased 17.6%, or 7.7% excluding the impact of currency, due primarily to lower net sales in the XLS Medical weight management franchise stemming from lower category consumption, partially offset by stronger performance of NiQuitin smoking cessation products, due to customer restocking following supply constraints earlier in the year.

Women's Health
Net sales of $24 million increased 69.4%, or an increase of 93.3% excluding the impact of currency, due primarily to the addition of HRA brands, including ellaOne® and NorLevo®.

Digestive Health, Oral Care and Other
Net sales of $54 million increased 0.6%, or an increase of 17.1% excluding the impact of currency, due primarily to the addition of the HRA Rare Diseases portfolio in the Other category.

Reported operating income was $2 million in the quarter compared to $1 million in the prior year quarter. Adjusted operating income increased $7 million, or 15.1%, to $54 million. Constant currency adjusted operating income grew 36.3%, driven by higher gross profit flow-through resulting from higher volumes, increased pricing and the addition of HRA. These factors were partially offset by 1) cost headwinds, including cost of goods sold inflation and increased freight expenses, and 2) higher operating expenses, driven primarily by the inclusion of HRA, in addition to higher employee and distribution costs compared to the prior year.

Fiscal 2022 Outlook

The Company is increasing its fiscal 2022 organic net sales growth range outlook to 9.0%-10.0%, from 8.0%-9.0%, versus the prior year, due to continued strong global consumer demand. The Company is reaffirming its fiscal 2022 total net sales growth range outlook of 8.5%-9.5%, as the organic net sales growth outlook increase is expected to be offset by the worsening impact of currency translation.

The Company expects to achieve a fiscal 2022 constant currency adjusted EPS range outlook of $2.40-$2.50 per diluted share and is updating its fiscal 2022 adjusted EPS range outlook to $2.25-$2.35 from $2.30-$2.40, due entirely to the worsening impact of currency translation.

The Company continues to expect an adjusted effective tax rate of approximately 23% and cash flow from operations as a percentage of adjusted net income above its long-term range outlook of 95%-105%.

The Company cannot reconcile its organic net sales growth to reported net sales or its expected adjusted diluted EPS or constant currency adjusted EPS to diluted EPS under "Fiscal 2022 Outlook" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include taxes, interest costs that would occur if the Company issued debt, and costs to acquire and or sell a business if the Company executed such transactions, which could significantly affect our financial results. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

About Perrigo

Perrigo Company plc (NYSE: PRGO) is a leading provider of Consumer Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at www.perrigo.com.

Webcast and Conference Call Information

The conference call will be available live on Tuesday August, 9, 2022 at 8:30 A.M. (EDT) via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID # 4031017 . A taped replay of the call will be available beginning at approximately 12:00 P.M. (EDT) Tuesday, August 9, until midnight Wednesday, August 16, 2022. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 3460338.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the effect of the coronavirus (COVID-19) pandemic and its variants and associated supply chain impacts on the Company’s business; general economic, credit, and market conditions; the impact of the war in Ukraine and any escalation thereof, including the effects of economic and political sanctions imposed by the United States, United Kingdom, European Union, and other countries related thereto; the outbreak or escalation of conflict in other regions where we do business; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceedings would have on operating results, cash flows, and liquidity; pending and potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NOPAs; potential impacts of ongoing or future government investigations and regulatory initiatives; uncertainty regarding the timing of, and the Company’s ability to obtain and maintain, certain regulatory approvals, including the sale of daily over-the-counter oral contraceptives; potential costs and reputational impact of product recalls or sales halts; the impact of tax reform legislation and/or changes in healthcare policy; the timing, amount and cost of any share repurchases; fluctuations in currency exchange rates and interest rates; the Company’s ability to achieve the benefits expected from the sale of its Rx business and the risk that potential costs or liabilities incurred or retained in connection with the transaction may exceed the Company’s estimates or adversely affect the Company’s business or operations; the Company’s ability to achieve the benefits expected from the acquisition of HRA Pharma and the risks that the Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the acquisition; risks associated with the integration of HRA Pharma, including the risk that growth rates are adversely affected by any delay in the integration of sales and distribution networks; the consummation and success of other announced and unannounced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives, including the Company’s ability to achieve the expected benefits from its supply chain reinvention program. An adverse result with respect to the Company’s appeal of any material outstanding tax assessments or pending litigation, including securities or drug pricing matters, could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. There can be no assurance that the FDA will approve the sale of daily oral contraceptives without a prescription in the United States. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2021, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations to the most directly comparable U.S. GAAP measures for the following non-GAAP financial measures referred to in this press release:

•net sales growth on an organic basis, which excludes acquisitions, divested businesses, and the impact of currency,
•adjusted gross profit,
•adjusted net income,
•adjusted diluted earnings per share,
•constant currency adjusted diluted earnings per share,
•adjusted gross margin, and
•adjusted operating margin.

These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and, where applicable, with companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted net income, adjusted diluted EPS, constant currency adjusted diluted EPS, adjusted gross margin and adjusted operating margin are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. As noted, for the first quarter of 2021, these adjusted profit measures exclude certain stranded costs, such as those related to corporate and shared service functions related to the RX business. Under GAAP, these stranded costs are reported within continuing operations, but were previously allocated to the RX business. We exclude these costs from all adjusted profit measures, as we do not believe they are representative of the future run-rate of expenses of our continuing operations. The Company also discloses net sales growth excluding the impact of currency on an organic basis. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past and present underlying operating results, and also facilitate analysis of the Company’s operating performance and acquisition and divestiture trends.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Perrigo Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications; (269) 686-3373; e-mail: bradley.joseph@perrigo.com

Nicholas Gallagher, Senior Manager, Global Investor Relations & Corporate Communications; (269) 686-3238, E-mail: nicholas.gallagher@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net sales	$1,121.7	$981.1	$2,196.2	$1,991.1
Cost of sales	749.6	632.1	1,486.3	1,273.7
Gross profit	372.1	349.0	709.9	717.4

Operating expenses
Distribution	29.5	24.1	53.9	45.8
Research and development	31.5	33.0	60.8	64.1
Selling	150.8	139.8	286.4	275.2
Administration	157.8	110.4	280.1	237.6
Impairment charges	—	158.6	—	158.6
Restructuring	9.5	9.0	13.1	10.7
Other operating expense (income), net	(0.1)	—	0.8	—
Total operating expenses	379.0	474.9	695.1	792.0

Operating income (loss)	(6.9)	(125.9)	14.8	(74.6)

Interest expense, net	38.3	31.6	74.1	63.6
Other (income) expense, net	53.8	(0.4)	52.7	1.9
Loss on extinguishment of debt	9.3	—	9.3	—
Income (loss) from continuing operations before income taxes	(108.3)	(157.1)	(121.3)	(140.1)
Income tax expense (benefit)	(43.4)	(45.2)	(55.1)	(31.0)
Income (loss) from continuing operations	(64.9)	(111.9)	(66.2)	(109.1)
Income (loss) from discontinued operations, net of tax	(0.2)	54.2	(1.4)	89.5
Net income (loss)	$(65.1)	$(57.7)	$(67.6)	$(19.6)

Earnings (loss) per share
Basic
Continuing operations	$(0.48)	$(0.84)	$(0.49)	$(0.82)
Discontinued operations	—	0.41	(0.01)	0.67
Basic earnings (loss) per share	$(0.48)	$(0.43)	$(0.50)	$(0.15)
Diluted
Continuing operations	$(0.48)	$(0.84)	$(0.49)	$(0.82)
Discontinued operations	—	0.41	(0.01)	0.67
Diluted earnings (loss) per share	$(0.48)	$(0.43)	$(0.50)	$(0.15)

Weighted-average shares outstanding
Basic	134.6	133.6	134.3	133.4
Diluted	134.6	133.6	134.3	133.4

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	July 2, 2022	December 31, 2021
Assets
Cash and cash equivalents	$485.3	$1,864.9
Accounts receivable, net of allowance for credit losses of $7.3 and $7.2, respectively	750.3	652.9
Inventories	1,079.6	1,020.2
Prepaid expenses and other current assets	336.3	305.8
Current assets held for sale	—	16.1
Total current assets	2,651.5	3,859.9
Property, plant and equipment, net	840.3	864.1
Operating lease assets	207.1	166.9
Goodwill and indefinite-lived intangible assets	3,582.5	3,004.7
Definite-lived intangible assets, net	3,222.7	2,146.1
Deferred income taxes	6.9	6.5
Other non-current assets	408.6	377.5
Total non-current assets	8,268.1	6,565.8
Total assets	$10,919.6	$10,425.7
Liabilities and Shareholders’ Equity
Accounts payable	$490.4	$411.2
Payroll and related taxes	104.1	118.5
Accrued customer programs	143.6	125.6
Other accrued liabilities	240.7	279.4
Accrued income taxes	5.0	16.5
Current indebtedness	30.8	603.8
Current liabilities held for sale	—	32.9
Total current liabilities	1,014.6	1,587.9
Long-term debt, less current portion	4,086.1	2,916.7
Deferred income taxes	392.1	239.3
Other non-current liabilities	577.0	530.1
Total non-current liabilities	5,055.2	3,686.1
Total liabilities	6,069.8	5,274.0
Contingencies - Refer to Note 15
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	6,991.1	7,043.2
Accumulated other comprehensive income	(146.8)	35.5
Retained earnings (accumulated deficit)	(1,994.5)	(1,927.0)
Total shareholders’ equity	4,849.8	5,151.7
Total liabilities and shareholders' equity	$10,919.6	$10,425.7

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	134.6	133.8

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	July 2, 2022	July 3, 2021
Cash Flows From (For) Operating Activities
Net income (loss)	$(67.6)	$(19.6)
Adjustments to derive cash flows:
Depreciation and amortization	153.0	165.3
Foreign currency remeasurement loss	39.4	—
Share-based compensation	37.3	39.1
Restructuring charges	13.1	10.7
Deferred income taxes	12.6	(25.4)
Loss on sale of business	1.4	—
Impairment charges	—	158.6
(Gain) on sale of assets	(5.8)	—
Amortization of debt premium	(4.3)	(1.4)
Other non-cash adjustments, net	(4.8)	18.8
Subtotal	174.3	346.1
Increase (decrease) in cash due to:
Accounts receivable	(56.4)	(108.2)
Inventories	(50.5)	(106.0)
Prepaid expenses	16.8	1.8
Accounts payable	64.2	(22.5)
Payroll and related taxes	(38.8)	(61.1)
Accrued customer programs	16.9	4.3
Accrued liabilities	14.2	(32.1)
Accrued income taxes	(99.9)	(135.6)
Other, net	21.4	31.2
Subtotal	(112.1)	(428.2)
Net cash from (for) operating activities	62.2	(82.1)
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	2.0	1.9
Settlement of acquisition-related foreign currency derivatives	(37.1)	—
Acquisitions of businesses, net of cash acquired	(1,901.4)	—
Asset acquisitions	(10.0)	(70.6)
Additions to property, plant and equipment	(48.7)	(68.4)
Net proceeds from sale of businesses	58.7	—
Proceeds from sale of assets	24.8	—
Other investing, net	—	1.3
Net cash from (for) investing activities	(1,911.7)	(135.8)
Cash Flows From (For) Financing Activities
Issuances of long-term debt	1,587.7	—
Payments on long-term debt	(958.9)	—
Borrowings (repayments) of revolving credit agreements and other financing, net	—	(5.8)
Payments for debt issuance costs	(19.5)	—
Premiums on early debt retirement	(12.2)	—
Cash dividends	(69.6)	(65.1)
Other financing, net	(20.4)	(13.5)
Net cash from (for) financing activities	507.1	(84.4)
Effect of exchange rate changes on cash and cash equivalents	(51.6)	(3.2)
Net increase (decrease) in cash and cash equivalents	(1,394.0)	(305.5)
Cash and cash equivalents of continuing operations, beginning of period	1,864.9	631.5
Cash and cash equivalents held for sale, beginning of period	14.4	10.0
Less cash and cash equivalents held for sale, end of period	—	(18.5)
Cash and cash equivalents of continuing operations, end of period	$485.3	$317.5

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended July 2, 2022
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other Operating Income	Operating Income (loss)	Interest and Other	Income Tax Expense (Benefit)	Income (loss) from continuing operations*	Diluted Earnings per Share*
Reported	$1,121.7	$372.1	$31.5	$338.1	$9.4	$(6.9)	$101.4	$(43.4)	$(64.9)	$(0.48)
As a % of reported net sales		33.2%	2.8%	30.1%	0.8%	(0.6)%	9.0%	(3.9)%	(5.8)%
Effective tax rate								40.1%
Pre-tax adjustments:
Acquisition and integration-related charges and contingent consideration adjustments		$6.5	$—	$(42.3)	$—	$48.8	$(52.5)	$—	$101.3	$0.75
Amortization expense related primarily to acquired intangible assets		30.8	(0.3)	(31.5)	—	62.6	(0.6)	—	63.2	0.46
Restructuring charges and other termination benefits		—	—	—	(9.4)	9.4	—	—	9.4	0.07
Loss on early debt extinguishment		—	—	—	—	—	(9.3)	—	9.3	0.07
Unusual litigation		—	—	(2.5)	—	2.5	—	—	2.5	0.02
Non-GAAP tax adjustments**		—	—	—	—	—	—	61.9	(61.9)	(0.46)
Adjusted		$409.4	$31.2	$261.8	$—	$116.4	$39.0	$18.5	$58.9	$0.43
As a % of reported net sales		36.5%	2.8%	23.3%		10.4%	3.5%	1.6%	5.3%
Adjusted effective tax rate								23.9%

			Diluted weighted average shares outstanding
			Reported							134.6
			Effect of dilution as reported amount was a loss, while adjusted amount was income***							1.3
			Adjusted							135.9

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**The non-GAAP tax adjustments are primarily related to pre-tax non-GAAP adjustments.
***In the period of a net loss, diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended July 3, 2021
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other Operating Income	Operating Income (loss)	Interest, Other, and Change in Financial Assets	Income Tax Expense (Benefit)	Income (Loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$981.1	$349.0	$33.0	$274.3	$167.6	$(125.9)	$31.2	$(45.2)	$(111.9)	$(0.84)
As a % of reported net sales		35.6%	3.4%	28.0%	17.1%	(12.8)%	3.2%	(4.6)%	(11.4)%
Effective tax rate								28.8%
Pre-tax adjustments:
Impairment charges		$—	$—	$—	$(158.6)	$158.6	$—	$—	$158.6	$1.17
Amortization expense primarily related to acquired intangible assets		23.7	(0.5)	(29.6)	—	53.8	(0.5)	—	54.3	0.41
Unusual litigation		—	—	(12.8)	—	12.8	—	—	12.8	0.09
Restructuring charges and other termination benefits		—	—	—	(9.0)	9.0	—	—	9.0	0.07
Indirect RX business support costs**		2.3	0.3	(4.6)	—	6.6	—	—	6.6	0.05
Acquisition and integration-related charges and contingent consideration adjustments		1.5	(0.4)	(0.4)	—	2.3	—	—	2.3	0.02
(Gain) loss on investment securities		—	—	—	—	—	(0.9)	—	0.9	0.01
Separation and reorganization expense		—	—	(0.3)	—	0.3	—	—	0.3	—
Non-GAAP tax adjustments***		—	—	—	—	—	—	65.4	(65.4)	(0.48)
Adjusted		$376.5	$32.4	$226.6	$—	$117.5	$29.8	$20.2	$67.5	$0.50
As a % of reported net sales		38.4%	3.3%	23.1%		12.0%	3.0%	2.1%	6.9%
Adjusted effective tax rate								23.0%

			Diluted weighted average shares outstanding
			Reported							133.6
			Effect of dilution as reported amount was a loss, while adjusted amount was income****							1.5
			Adjusted							135.1

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.
***The non-GAAP tax adjustments are primarily due to: (1) $10.7 million of tax expense related to pre-tax non-GAAP adjustments calculated based upon their jurisdictional income tax rates, (2) removal of $61.9 million tax expense related to non-recurring intra-entity transfers of intellectual property, (3) removal of $3.3 million tax expense impact on deferred taxes of the UK rate change and (4) removal of $4.2 million tax expense related to Base Erosion and Anti-Abuse Tax (BEAT) expense.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Six Months Ended July 2, 2022
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other Operating Income	Operating Income	Interest and Other	Income Tax Expense (Benefit)	Income (loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$2,196.2	$709.9	$60.8	$620.4	$13.9	$14.8	$136.1	$(55.1)	$(66.2)	$(0.49)
As a % of reported net sales		32.3%	2.8%	28.2%	0.6%	0.7%	6.2%	(2.5)%	(3.0)%
Effective tax rate								45.4%
Pre-tax adjustments:
Acquisition and integration-related charges and contingent consideration adjustments		$6.5	$—	$(53.7)	$—	$60.2	$(55.9)	$—	$116.1	$0.86
Amortization expense related primarily to acquired intangible assets		52.3	(0.8)	(58.4)	—	111.5	(1.0)	—	112.5	0.83
Restructuring charges, other termination benefits and other		—	—	—	(13.0)	13.0	—	—	13.0	0.10
Loss on early debt extinguishment		—	—	—	—	—	(9.3)	—	9.3	0.07
Impairment charges		—	—	—	(4.6)	4.6	—	—	4.6	0.03
Unusual litigation		—	—	(2.8)	—	2.8	—	—	2.8	0.02
(Gain) loss on divestitures and investment securities		—	—	—	3.7	(3.7)	(1.9)	—	(1.8)	(0.02)
Non-GAAP tax adjustments**		—	—	—	—	—	—	86.6	(86.6)	(0.64)
Adjusted		$768.7	$60.0	$505.5	$—	$203.2	$68.0	$31.5	$103.7	$0.76
As a % of reported net sales		35.0%	2.7%	23.0%		9.3%	3.1%	1.4%	4.7%
Adjusted effective tax rate								23.3%

			Diluted weighted average shares outstanding
			Reported							134.3
			Effect of dilution as reported amount was a loss, while adjusted amount was income***							1.3
			Adjusted							135.6

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**The non-GAAP tax adjustments are primarily due to $75.0 million tax expense related to pre-tax non-GAAP adjustments and the removal of the following reported items: (1) $17.2 million tax benefit on dispositions of entities, offset by (2) $6.0 million tax expense for non-recurring legal entity restructuring.

***In the period of a net loss, diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Six Months Ended July 3, 2021
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense (Benefit)	Income from continuing operations*	Diluted Earnings per Share*
Reported	$1,991.1	$717.4	$64.1	$558.6	$169.3	$(74.6)	$65.5	$(31.0)	$(109.1)	$(0.82)
As a % of reported net sales		36.0%	3.2%	28.1%	8.5%	(3.7)%	3.3%	(1.6)%	(5.5)%
Effective tax rate								22.1%
Pre-tax adjustments:
Impairment charges		$—	$—	$—	$(158.6)	$158.6	$—	$—	$158.6	$1.18
Amortization expense primarily related to acquired intangible assets		46.7	(1.1)	(61.5)	—	109.3	(1.7)	—	111.0	0.84
Unusual litigation		—	—	(16.2)	—	16.2	—	—	16.2	0.12
Indirect RX business support costs**		2.9	0.3	(9.6)	—	12.2	—	—	12.2	0.09
Restructuring charges and other termination benefits		—	—	—	(10.7)	10.7	—	—	10.7	0.08
Acquisition and integration-related charges and contingent consideration adjustments		1.5	(0.4)	(1.2)	—	3.1	—	—	3.1	0.02
(Gain) loss on investment securities		—	—	—	—	—	(0.9)	—	0.9	0.01
Separation and reorganization expense		—	—	(0.4)	—	0.4	—	—	0.4	—
(Gain) loss on divestitures		—	—	—	—	—	(0.4)	—	0.4	—
Non-GAAP tax adjustments***		—	—	—	—	—	—	70.1	(70.1)	(0.52)
Adjusted		$768.5	$62.9	$469.7	$—	$235.9	$62.5	$39.1	$134.3	$1.00
As a % of reported net sales		38.6%	3.2%	23.6%		11.8%	3.1%	2.0%	6.7%
Adjusted effective tax rate								22.5%

			Diluted weighted average shares outstanding
			Reported							133.4
			Effect of dilution as reported amount was a loss, while adjusted amount was income**							1.4
			Adjusted							134.8

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.
***The non-GAAP tax adjustments are primarily due to: (1) $27.0 million of tax expense related to pre-tax non-GAAP adjustments calculated based upon their jurisdictional income tax rates, (2) removal of $54.7 million tax expense related to non-recurring intra-entity transfers of intellectual property, (3) removal of $3.3 million tax expense impact on deferred taxes of the UK rate change and (4) removal of $5.3 million tax expense related to Base Erosion and Anti-Abuse Tax (BEAT) expense.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Three Months Ended					Three Months Ended
	July 2, 2022					July 3, 2021
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$728.0	$192.3	$17.6	$88.5	$86.3	$622.3	$187.3	$19.8	$77.6	$(72.0)
As a % of reported net sales		26.4%	2.4%	12.2%	11.9%		30.1%	3.2%	12.5%	(11.6)%
Pre-tax adjustments:
Impairment charges		$—	$—	$—	$—	$—	$—	$—	$—	$158.6
Amortization expense related primarily to acquired intangible assets		6.3	—	(7.3)	13.6	—	6.3	(0.1)	(6.4)	12.8
Restructuring charges and other termination benefits		—	—	—	—	—	—	—	—	3.3
Acquisition and integration-related charges and contingent consideration adjustments		4.8	—	—	4.8	—	1.5	(0.4)	(0.4)	2.3
Indirect RX business support costs*		—	—	—	—	—	2.3	0.3	0.1	1.9
Adjusted		$203.4	$17.6	$81.2	$104.7	$622.3	$197.4	$19.6	$70.9	$106.9
As a % of reported net sales		27.9%	2.4%	11.2%	14.4%		31.7%	3.1%	11.4%	17.2%

*Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.

	Three Months Ended					Three Months Ended
	July 2, 2022					July 3, 2021
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income (Loss)
Reported	$393.7	$179.8	$13.9	$162.9	$1.5	$358.8	$161.7	$13.2	$142.5	$1.3
As a % of reported net sales		45.7%	3.5%	41.4%	0.4%		45.1%	3.7%	39.7%	0.4%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		$24.5	$(0.3)	$(24.2)	$49.0	$—	$17.4	$(0.4)	$(23.1)	$41.0
Restructuring charges and other termination benefits		—	—	—	1.5	—	—	—	—	4.6
Acquisition and integration-related charges and contingent consideration adjustments		1.7	—	(0.3)	2.0	—	—	—	—	—
Adjusted		$206.0	$13.6	$138.4	$54.0	$358.8	$179.1	$12.8	$119.4	$46.9
As a % of reported net sales		52.3%	3.5%	35.2%	13.7%		49.9%	3.6%	33.3%	13.1%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Six Months Ended					Six Months Ended
	July 2, 2022					July 3, 2021
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,438.0	$364.8	$35.2	$168.4	$164.8	$1,262.8	$381.8	$39.5	$156.4	$23.6
As a % of reported net sales		25.4%	2.4%	11.7%	11.5%		30.2%	3.1%	12.4%	1.9%
Pre-tax adjustments:
Impairment charges		$—	$—	$—	$—	$—	$—	$—	$—	$158.6
Amortization expense primarily related to acquired intangible assets		11.4	—	(14.7)	26.1	—	12.4	(0.3)	(13.1)	25.6
Restructuring charges and other termination benefits		—	—	—	—	—	—	—	—	3.7
Acquisition and integration-related charges and contingent consideration adjustments		4.8	—	—	4.8	—	1.5	(0.4)	(1.2)	3.1
Indirect RX business support costs*		—	—	—	—	—	2.9	0.3	—	2.8
(Gain) loss on divestitures		—	—	—	(3.7)	—	—	—	—	—
Adjusted		$381.0	$35.2	$153.7	$192.0	$1,262.8	$398.6	$39.1	$142.1	$217.4
As a % of reported net sales		26.5%	2.4%	10.7%	13.4%		31.6%	3.1%	11.3%	17.2%

*Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.

	Six Months Ended					Six Months Ended
	July 2, 2022					July 3, 2021
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$758.2	$345.1	$25.5	$300.2	$17.7	$728.3	$335.6	$24.7	$287.5	$18.8
As a % of reported net sales		45.5%	3.4%	39.6%	2.3%		45.9%	3.4%	40.1%	2.6%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		$40.9	$(0.7)	$(43.9)	$85.5	$—	$34.3	$(0.9)	$(48.4)	$83.5
Restructuring charges and other termination benefits		—	—	—	1.6	—	—	—	—	4.6
Acquisition and integration-related charges and contingent consideration adjustments		1.7	—	(0.2)	2.0	—	—	—	—	—
Adjusted		$387.7	$24.8	$256.1	$106.8	$728.3	$369.9	$23.8	$239.1	$106.9
As a % of reported net sales		51.1%	3.3%	33.8%	14.1%		50.8%	3.3%	32.8%	14.7%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2022	July 3, 2021	Total Change	July 2, 2022	July 3, 2021	Total Change
Net Sales
Consolidated Continuing Operations	$1,121.7	$981.1	14.3%	$2,196.2	$1,991.1	10.3%
Less: Currency impact(1)	(57.8)	—	5.9%	(91.5)	—	4.6%
Constant currency Consolidated Continuing Operations net sales	$1,179.5	$981.1	20.2%	$2,287.7	$1,991.1	14.9%

	Three Months Ended		HRA Pharma Impact on Sales	Six Months Ended
	July 2, 2022	July 3, 2021		July 2, 2022
Net Sales
HRA Pharma sales	$57.8			$57.8
Less: Currency impact(1)	6.7			6.7
Constant currency HRA Pharma net sales	$64.5			$64.5
Consolidated Continuing Operations net sales		$981.1	660 bps

	Three Months Ended			Six Months Ended
	July 2, 2022	July 3, 2021	Total Change	July 2, 2022	July 3, 2021	Total Change
Net Sales
Consolidated Continuing Operations	$1,121.7	$981.1	14.3%	$2,196.2	$1,991.1	10.3%
Less: Currency impact(4)	(57.8)	—	5.9%	(91.5)	—	4.6%
Less: Divestitures(2)	—	29.6	3.8%	—	29.6	1.7%
Less: Acquisitions(3)	64.5	—	(6.8)%	64.5	—	(3.3)%
Organic Consolidated Continuing Operations net sales	$1,115.0	$951.5	17.2%	$2,223.2	$1,961.5	13.3%

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed. The amounts for the three and six months ended July 2, 2022 include $6.7 million of such impacts attributable to HRA Pharma.
(2) represents divestiture of Latin America businesses and ScarAway®.
(3) represents acquisition of HRA Pharma.
(4) Currency impact for purposes of Organic Net Sales is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed, based on our consolidated continuing operations excluding divestitures and acquisitions since January 1, 2021. Currency impact also includes $6.7 million of such impacts attributable to HRA Pharma.

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2022	July 3, 2021	Total Change	July 2, 2022	July 3, 2021	Total Change
Net Sales
CSCA	$728.0	$622.3	17.0%	$1,438.0	$1,262.8	13.9%
Less: Divestitures(2)	—	29.6	5.8%	—	29.6	2.7%
Less: Acquisitions(3)	9.7	—	(1.6)%	9.7	—	(0.8)%
Organic Consolidated Continuing Operations net sales	$718.3	$592.7	21.2%	$1,428.3	$1,233.2	15.8%

	Three Months Ended			Six Months Ended
	July 2, 2022	July 3, 2021	Total Change	July 2, 2022	July 3, 2021	Total Change
Net Sales
CSCI	$393.7	$358.8	9.7%	$758.2	$728.3	4.1%
Less: Currency impact(1)	(57.8)	—	16.1%	(91.5)	—	12.6%
Constant currency Consolidated Continuing Operations net sales	451.5	358.8	25.8%	849.7	728.3	16.7%

	Three Months Ended			Six Months Ended
	July 2, 2022	July 3, 2021	Total Change	July 2, 2022	July 3, 2021	Total Change
Net Sales
CSCI	$393.7	$358.8	9.7%	$758.2	$728.3	4.1%
Less: Currency impact(4)	(57.8)	—	16.1%	(91.5)	—	12.6%
Less: Acquisitions(3)	54.8	—	(15.2)%	54.8	—	(7.6)%
Organic Consolidated Continuing Operations net sales	$396.7	$358.8	10.6%	$794.9	$728.3	9.1%

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed. The amounts for the three and six months ended July 2, 2022 include $6.7 million of such impacts attributable to HRA Pharma.
(2) represents divestitures of Latin America businesses and ScarAway®.
(3) represents acquisition of HRA Pharma.
(4) Currency impact for purposes of Organic Net Sales is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed, based on our consolidated continuing operations excluding divestitures and acquisitions since January 1, 2021. Currency impact also includes $6.7 million of such impacts attributable to HRA Pharma.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Constant Currency Change (1)	Six Months Ended				Constant Currency Change (1)
	July 2, 2022	July 3, 2021	Total Change	Currency Impact (1)		July 2, 2022	July 3, 2021	Total Change	Currency Impact (1)
CSCI Net Sales
Skin Care	$120.3	$98.7	21.9%	21.1%	43.0%	$209.7	$190.1	10.3%	17.6%	27.9%
Upper Respiratory	59.8	42.4	41.0%	18.0%	59.0%	121.4	85.1	42.7%	13.7%	56.4%
Pain and Sleep-Aids	48.8	48.6	0.4%	12.4%	12.8%	101.8	97.7	4.2%	8.7%	12.9%
VMS	47.5	53.9	(11.9)%	11.5%	(0.4)%	100.2	116.6	(14.1)%	8.4%	(5.7)%
Healthy Lifestyle	38.5	46.7	(17.6)%	9.9%	(7.7)%	80.4	97.4	(17.5)%	7.4%	(10.1)%
Women's Health	24.4	14.4	69.4%	23.9%	93.3%	37.4	28.7	30.3%	16.5%	46.8%
Digestive health, Oral Care and other	54.4	54.1	0.6%	16.5%	17.1%	107.3	112.7	(4.8)%	14.3%	9.5%
Total CSCI Net Sales	$393.7	$358.8	9.7%	16.1%	25.8%	$758.2	$728.3	4.1%	12.6%	16.7%
Global product category reporting was updated in the second quarter of 2022 and results were adjusted retrospectively to reflect the changes.
(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed. The Constant currency amounts for the three and six months ended July 2, 2022 reported here include $6.7 million of such impacts attributable to HRA Pharma.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Constant Currency Change	Six Months Ended
	July 2, 2022	July 3, 2021	Total Change			July 2, 2022	July 3, 2021	Total Change
Consolidated Continuing Operations
Adjusted gross profit	$409.4	$376.5	$32.9	8.7%	17.0%	$768.7	$768.5	$0.2	—%
Adjusted gross margin	36.5%	38.4%		(190) bps		35.0%	38.6%		(360) bps
Adjusted operating income	$116.4	$117.5	$(1.1)	(0.9)%	7.9%	$203.2	$235.9	$(32.7)	(13.9)%
Adjusted operating margin	10.4%	12.0%		(160) bps		9.3%	11.8%		(250) bps
Adjusted net income	$58.9	$67.5	$(8.6)	(12.7)%		$103.7	$134.3	$(30.6)	(22.8)%
Adjusted EPS	$0.43	$0.50	$(0.07)	(14.0)%		$0.76	$1.00	$(0.24)	(24.0)%

HRA Impact to Adjusted gross margin				220 bps

CSCA
Adjusted gross profit	$203.4	$197.4	$6.0	3.0%		$381.0	$398.6	$(17.6)	(4.4)%
Adjusted gross margin	27.9%	31.7%		(380) bps		26.5%	31.6%		(510) bps
Adjusted operating income	$104.7	$106.9	$(2.2)	(2.1)%		$192.0	$217.4	$(25.4)	(11.7)%
Adjusted operating margin	14.4%	17.2%		(280) bps		13.4%	17.2%		(380) bps

CSCI
Adjusted gross profit	$206.0	$179.1	$26.9	15.0%	31.9%	$387.7	$369.9	$17.8	4.8%
Adjusted gross margin	52.3%	49.9%		240 bps		51.1%	50.8%		30 bps
Adjusted operating income	$54.0	$46.9	$7.1	15.1%	36.3%	$106.8	$106.9	$(0.1)	(0.1)%
Adjusted operating margin	13.7%	13.1%		60 bps		14.1%	14.7%		(60) bps

	Three Months Ended
	July 2, 2022	April 2, 2022	Total Change
Consolidated Continuing Operations
Adjusted gross margin	36.5%	33.4%	310 bps
Adjusted operating income	10.4%	8.1%	230 bps

CSCA
Adjusted gross margin	27.9%	25.0%	290 bps
HRA Impact			80 bps
Adjusted gross margin without HRA			210 bps
Adjusted operating income	14.4%	12.3%	210 bps

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2022	July 3, 2021	Total Change	July 2, 2022
Consolidated Continuing Operations
Adjusted operating income	$116.4	$117.5
Currency impact	$10.4	$—
Constant currency adjusted operating income	$126.8	$117.5	7.9%

CSCI
Adjusted operating income	$54.0	$46.9
Currency impact	$9.9	$—
Constant currency adjusted operating income	$63.9	$46.9	36.3%

Consolidated Continuing Operations
Adjusted EPS	$0.43	$0.50		$0.76
Currency impact	$0.06	$—		$0.13
Constant currency EPS	$0.49	$0.50	(2.0)%	$0.89